                                                                   EXHIBIT 10(c)

                              COLONY BANKCORP, INC.
                       1999 RESTRICTED STOCK GRANT PLAN

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

The terms used in the 1999 Restricted Stock Grant Plan (the "Plan") shall, unless otherwise indicated or required by the particular context, have the following meaning:

     1.1  Board. The "Board" is the Board of Directors of the Company.

     1.2 Common Stock. "Common Stock" is the Company's $10.00 par value of common stock and shall be the Company's $1.00 par value stock after the Articles of Incorporation are amended.

     1.3 Company. The "Company" is Colony Bankcorp, Inc., a Georgia corporation, and, except as otherwise provided in Paragraphs 1.11 and 6.7 with respect to a Subsidiary that ceases to be such under the circumstances therein described, any successor in interest by way of consolidation, operation of law, merger or otherwise.

     1.4 Executive Employee. An "Executive Employee" is a full-time permanent employee of the Company or one of its Subsidiaries, who is employed in an executive capacity.

     1.5 Fair Market Value. "Fair Market Value" is the closing market price of the Common stock on the NASDAQ national market for the trading day immediately preceding the date Board awards a Restricted Stock Award to a particular Recipient.

     1.6 Plan Period. The "Plan Period" is the period commencing February 16, 1999, and ending February 15, 2009.

     1.7 Recipient. A "Recipient" is an Executive Employee designated by the Board to receive a Restricted Stock Award under and pursuant to the terms of this Plan.

     1.8 Restricted Stock Award. A "Restricted Stock Award" is an award of shares of Common Stock upon and subject to the terms, restrictions, and conditions of this Plan.

     1.9 Subsidiary. A "Subsidiary" is any corporation at least a majority of whose securities having ordinary voting power for the election of directors, is at the time owned by the Company and/or one or more Subsidiaries.

     1.10 Termination. "Termination" is the ceasing to be an employee of the Company or one of its Subsidiaries, irrespective of cause or reason, including death, permanent total disability, or retirement.

                                  ARTICLE II
                               PURPOSE AND POWER
                               -----------------

     2.1 Purposes. This Plan is being adopted for the purpose of establishing incentives designed to recognize, reward and retain Executive Employees whose performance, contribution and skills are critical to the Company; and to promote the increased ownership of Common Stock among Executive Employees of the Company and its Subsidiaries in order to increase their proprietary interest in the Company's business.

     2.2 Eligibility. Only Executive Employees shall be eligible to receive Restricted Stock Awards under this Plan. Determinations as to which Executive Employees may become Recipients as well as the amount and time of Restricted Awards shall be made by the Board.


                                  ARTICLE III
                            ADMINISTRATION OF PLAN
                            ----------------------

     3.1 General authority. The Plan shall be administered by the Board. Without limiting the generality of the foregoing, but subject to the provisions of Paragraph 6.4, the Board shall have full and final authority in its discretion to:

     (a) interpret conclusively the provisions of this Plan and decide all questions of fact arising in its applications;

     (b)  adopt, amend and rescind rules and regulations relating to this Plan;

     (c) determine the Executive Employees to whom Restricted Stock Awards shall be made and the amount of each such Restricted Stock Award; and

     (d) make any other determinations it deems necessary or advisable, subject only to those determinations which may be reserved to the Board.


                                  ARTICLE IV
                            SHARES SUBJECT TO PLAN
                            ----------------------

     4.1 Maximum amount available. The maximum number of shares of Common Stock which may be subject to Restricted Stock Awards hereunder is 22,175 - shares of the $10.00 par value common stock of the Company (44,350 shares of the $1.00 par value common stock of the Company after the amendment to the Articles of Incorporation and two for one split of the shares).

     4.2 Adjustments. The Restricted Stock Awards (and the shares of Common Stock represented thereby) shall be adjusted by the Board, but only in order to prevent dilution or enlargement of such awards in the event of a stock dividend, stock split-up or share combination, exchange of shares, recapitalizations, merger, consolidation, acquisition of property or shares, separation, reorganization, liquidation, or the like of or by the Company.

                                   ARTICLE V
                            TERMS OF PARTICIPATION
                            ----------------------

     5.1 Restricted stock awards. Restricted Stock Awards may be made prior to February 15, 2009. Such awards may be made to any Executive Employee, regardless of whether prior Restricted Stock Awards have been made to such person.

     5.2 Notice. The Board shall promptly provide each Recipient with written notice setting forth:

          (a)  the amount of the Restricted Stock Award;

          (b)  the Fair Market Value of the shares of Common Stock awarded; and

          (c) such other terms and conditions relevant thereto as may be considered appropriate by the Board.

     5.3 Government and other regulations. The obligations of the Company to issue or transfer Common Stock awarded pursuant hereto are subject to:

     (a) compliance with all applicable governmental rules and regulations, and administrative action;

     (b) the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company; and

     (c) the satisfaction of any listing requirements (or authority for listing upon official notice of issuance) for each stock exchange on which outstanding shares of the same class may then be listed.

     5.4 Restrictions on transfer. The shares of Common Stock awarded pursuant to this Plan are subject to the following restrictions:

     (a) Stock certificates evidencing such shares shall be issued in the sole name of the Recipient (but shall be held by the Company until the restrictions shall have lapsed in accordance herewith) and shall bear a legend which, in part, shall provide that:

          "The shares of Colony Bankcorp, Inc. Common Stock evidenced by this certificate are subject to the terms and restrictions of the Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan; such shares are subject to forfeiture or cancellation under the terms of said Plan; and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which is available from Colony Bankcorp, Inc. upon request."

     (b) No such shares may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, unless, until and then only to the extent that said restriction shall have lapsed in accordance with Paragraph
     5.5 hereof.

     5.5 Lapse of restriction. The restrictions in Paragraph 5.4(b) hereof shall lapse upon the date of approval of the Plan by the Company's stockholders. Subject to the provisions of Article VI, the restrictions contained in Paragraph 5.4(a) and (b) hereof shall lapse as follows:

          (a) Said restrictions shall lapse with respect to the shares awarded pursuant to a Restricted Stock Award, on the date three years after the Restricted Stock Award is made, but only if on the date the restrictions are to lapse, the Recipient has been an employee of the Company continuously from the time of the Restricted Stock Award to such date of lapse. Temporary leaves of absence which are approved by the Company shall not be considered a break in that employee's continuous employment with the Company. The purpose of the restrictions is to provide an incentive to each Recipient to remain with the Company or one of its Subsidiaries and to perform assigned tasks and responsibilities in a manner consistent with the best interests of the Company and its stockholders.

          (b) The Board may at any time in its sole discretion accelerate or waive all or any portion of restrictions remaining in respect of the Restricted Stock Award. This right may be exercised for any or all Recipients.

          (c) In the event of the Recipient's death, permanent total disability, or retirement, the Board may, in its discretion, elect to waive all or any portion of the restrictions remaining in respect of the Restricted Stock Award .

         (d) Risk of forfeiture under Section 5.6 shall terminate with respect to all Shares upon the occurrence of any of the following: (1) any merger, consolidations, reorganization, division or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property of the Company or of any other entity, other than a transaction where the holders of all of the Company's securities before the transaction own substantially all of the securities of the surviving entity in the transaction (e.g., a merger to change domicile would not trigger termination of rights); (2) the Company's sale of all or substantially all of its assets, or liquidation of all or substantially all of its assets, or (3) a change of control of the Company, which for example, but not by way of limitation, shall be deemed to have occurred (i) upon the accumulation by any person of beneficial ownership of voting securities of the Company in excess of ten percent (10%) of the then-outstanding voting securities, or (ii) by the removal at one time by the vote of shareholders of one half or more of the members of the Company's Board of Directors.

    5.6 Effect of termination. Except as otherwise provided in Article VI, in the event of Termination, all shares still subject to the restrictions hereof shall be returned to or canceled by the Company and shall be deemed to have been forfeited by the Recipient, unless and then only to the extent the Compensation Committee shall, in its sole discretion, elect in writing to waive said return and forfeiture in accordance with Paragraph 5.5(b) or (c) hereof.

    5.7 Rights as stockholder. Upon issuance of the stock certificates evidencing the Restricted Stock Award and subject to the restrictions contained in Paragraph 5.4 hereof, the Recipient shall have all the rights of a stockholder of the Company with respect to the shares of Common Stock represented by said Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, except the Company at its discretion may hold possession of the share certificates with a blank stock power signed by Recipient to enforce the restrictions in the shares.

                                  ARTICLE VI
                              MISCELLANEOUS TERMS
                              -------------------

     6.1 Termination and amendment. The Board may terminate or amend the Plan at any time, except that Restricted Stock Awards then outstanding shall not be adversely affected thereby without the written consent of the respective Recipients holding such Awards.

The Board may make such amendments to the Plan as it shall deem advisable except that the approval by a majority of the Company's stockholders, present or represented at a meeting duly held in accordance with the laws of Georgia shall be required for any amendment which would increase the maximum number of shares of Common Stock available under Paragraph 4.1 hereof to exceed 1% of the outstanding stock of the Company.

     6.2 Limitation of liability of the company. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

          (a) give any employee of the Company or any of its Subsidiaries any right to be granted any awards other than at the sole discretion of the Board;

          (b) give any Recipient any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

          (c) limit in any way the right of the Company or its Subsidiaries to terminate the employment of any Recipient at any time; or

          (d) be evidence of any agreement or understanding, expressed or implied, that the Company or any of its Subsidiaries will employ any Recipient in any particular position, at any particular rate of compensation, or for any particular period of time.

     6.3 Nonexclusivity of the plan. Nothing contained herein is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company or any of its Subsidiaries. This Plan shall be in addition to any and all such plans or programs. The adoption of this Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

     6.4 Effective date of the plan. The Plan shall be deemed effective as of February 16, 1999.

     6.5 Headings. The headings of the Articles and their subparts in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article or subpart.

     6.6 Other provisions. The following provisions are also in effect hereunder.

          (a) All expenses of administering the Plan shall be borne by the Company.

          (b) No person shall have any claim or right to receive an award if, in the opinion of counsel, such receipt conflicts with law or is opposed to public policy.

     (c) The place of administration of the Plan shall be conclusively deemed to be within the State of Georgia, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations and the rights of any and all personnel having or claiming to have an interest herein or hereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Georgia.

     (d) This Plan shall be binding upon and inure to the benefit of the successors and assigns of the Company and each Subsidiary, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company or any Subsidiary and any such successor or assign shall absolutely and unconditionally assume all of the Company's and each Subsidiary's obligations hereunder.

     (e) Restricted Stock Grant Awards shall be made pursuant to the form of Restricted Stock Grant Agreement attached hereto as Exhibit "A."

IN WITNESS WHEREOF, the Company has executed the foregoing Plan by and through its duly authorized offices this 16th day of February, 1999.

                                        COLONY BANKCORP, INC.




                                        BY:  /s/ Terry Hester
                                           -----------------------------------
                                             Chief Financial Officer

                        RESTRICTED STOCK GRANT AGREEMENT

     THIS RESTRICTED STOCK GRANT AGREEMENT (this "Agreement"), dated as of January 3, 2000, is by and between COLONY BANKCORP, INC., a Georgia Corporation (the "Company") , and Walter Patten ("Grantee").

     WHEREAS, the Board of Directors of the Company has determined that Grantee is to be granted as compensation for his duties as an Executive Employee of the Company, shares of the common stock, $1.00 par value, of the Company (the "Common Stock") subject to the restrictions set forth in this Agreement.

     NOW, THEREFORE, the Company and Grantee hereby agree as follows:

     1.   Grant of Shares. Grantee is granted One Thousand (1,000) shares of
          ---------------
Common Stock (the "Shares") subject to his or her agreement to the terms herein and the Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan dated February 16, 1999 (the "Plan"). Grantee, or his or her nominee, shall be the record holder of the Shares and shall have all incidents of ownership therein except as provided otherwise in this Agreement.

     2.   Restrictions on Shares.
          -----------------------

          (a) During the period and under the conditions set forth in Section 3 below, the Shares are subject to forfeiture. If an Event of Forfeiture (as defined below) occurs, then the certificate representing the Shares subject to such forfeiture shall be delivered to the Company, it shall be canceled, and the Shares represented thereby shall no longer be recorded as outstanding shares in the Company's stock records, but rather shall become authorized but unissued shares of the Company. Grantee shall receive no consideration or compensation in connection with forfeiture of any Shares. If any certificate representing Shares canceled by the Company represents as well Shares not subject to forfeiture hereunder, then the Company shall issue a replacement certificate to the record holder of such Shares representing that number of shares not forfeited and canceled.

          (b) Each certificate representing Shares which are subject to restriction under this Agreement shall carry the following legend:

               "The shares of Colony Bankcorp, Inc. Common Stock evidenced by this certificate are subject to the terms and restrictions of the Colony Bankcorp, Inc. 1999 Restricted Stock Grant Plan; such shares are subject to forfeiture or cancellation under the terms of said Plan; and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which is available from Colony Bankcorp, Inc. upon request."

At any time and from time to time when the restrictions hereunder lapse with respect to a number of Shares, Grantee may submit the certificate representing such Shares to the Company requesting the reissuance of one or more certificates representing restricted Shares and Shares no longer subject to such restrictions. Such replacement certificate for Shares no longer subject to restrictions under this Agreement shall contain no legend regarding such restrictions may contain such other legends required under federal or state securities laws or otherwise deemed prudent by the Company.

          (c) For so long as Shares are subject to restriction under this Agreement, such Shares are not transferrable by Grantee, and accordingly they may not be sold, transferred by gift or otherwise, pledged, or hypothecated, nor shall Grantee permit any lien or encumbrance be placed upon such Shares.

     3.   Period of Restrictions and Triggering of Forfeiture.
          ---------------------------------------------------

          (a) All Shares shall be subject to this Agreement for three years from the Effective Date (defined below). After three years measured from the Effective Date, the Shares shall no longer be subject to this Agreement, so that after three years there will remain no Shares subject hereto. At such time as there are no Shares subject to this Agreement, then this Agreement will terminate, provided, however, that all Shares subject to this Agreement at the time of occurrence of an Event of Forfeiture shall remain subject to this Agreement, and this Agreement shall remain in effect until forfeiture of the Shares has been properly documented and such Shares have been canceled in the stock records of the Company.

          (b) The effective date for the measurement of the period of restrictions with respect to the Shares shall be January 1, 2000 (the "Effective
                                                 ---------------
Date").

          (c) Forfeiture of Shares subject to this Agreement shall occur ("Event of Forfeiture"), except as provided in paragraph (d) or (e) below, at any time Grantee shall have a Termination as defined in the Plan. For purposes of this Agreement "Executive Employee" shall have the same meaning as in the Plan.

          (d) If an Event of Forfeiture would otherwise have occurred under paragraph (c) as a result of Grantee's death, disability or retirement, then the Company may, at its discretion, waive the restrictions with respect to any or all of the Shares subject to this Agreement under any conditions it deems appropriate, or permit full ownership rights to vest as scheduled over the three-year period notwithstanding Grantee's failure because of death, disability or retirement to meet the requirements of paragraph (c) above over that period.

          (e) Risk of forfeiture under Section 2 above shall terminate with respect to all Shares upon the occurrence of any of the following: (1) any merger, consolidation, reorganization, division or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property of the Company or of any other entity, other than a transaction where the holders of all of the Company's securities before the transaction own substantially all of the securities of the surviving entity in the transaction (e.g., a merger to change domicile would not trigger termination of rights); (2) the Company's sale of all or substantially all of its assets, or liquidation of all or substantially all of its assets; or (3) a change of control of the Company, which, for example, but not by way of limitation, shall be deemed to have occurred (i) upon the accumulation by any person or beneficial ownership of voting securities of the Company in excess of ten percent (10%) of the then-outstanding voting securities, or (ii) by the removal at one time by the vote of shareholders of one-half or more of the members of the Company's Board of Directors.

     4.   Grantee Acknowledgments.
          -----------------------

          (a) Grantee acknowledges that the Shares are being granted as compensation and as an incentive, and Grantee is not giving anything of value in consideration of the grant. Grantee understands that he or she may be subject to federal and state income tax as a result of the grant of the Shares. He or she has or will seek advice from his or her own tax advisor with respect to the tax effect of the grant; including the effect of and decision whether or not to elect to be taxed currently under Section 83(b) of the Internal Revenue Code of 1986, as amended, in connection with the transferred property.

          (b) Grantee further acknowledges that the Shares have not been sold to Grantee pursuant to registration under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws, and that the further sale, transfer, pledge or other disposition of the Shares by Grantee must comply with the Securities Act and applicable state securities laws.

     5.   Certificates to be Held in Trust; Voting Dividends.
          --------------------------------------------------

          (a) At the option of the Company to facilitate effecting the forfeiture of Shares Grantee shall deliver to and deposit with the Company the share certificate or certificates representing the Shares, together with stock transfer powers duly endorsed in blank.

          (b) Except as otherwise expressly provided in this Agreement, Grantee shall have all the rights of a shareholder with respect to the Shares while they are held in trust under this Agreement, including the right to vote the Shares and to receive any cash dividends declared thereon. If there occurs any stock dividend, stock split or similar distribution or exchange with respect to the Shares, any new, substituted or additional securities to which Grantee thereby becomes entitled by reason of his or her ownership of the Shares shall be deposited with the Agent and treated thereafter as part of the "Shares" for purposes of this Agreement.

     6.   Not an Agreement of Employment. Grantee is not hereby offered
          ------------------------------
employment by the Company or with any subsidiary of the Company as an officer or otherwise, nor promised continued employment under any terms and for any period, and nothing in this Agreement may be construed to the contrary. Likewise, Grantee is not hereby offered a nomination or appointment as a director of the Company or of any subsidiary of the Company or any right thereto for any period.

     7.   Notices. Any notices or other communication required or permitted to
          -------
be given hereunder shall be in writing and shall be deemed to have been given when delivered by personal delivery, by facsimile transmission or by mail, to the following address:

          To Grantee:            Walter Patten
                                 106 Northlake Drive
                                 Sylvester, GA  31791
                                 ###-##-####

          To the Company:        Colony Bankcorp, Inc.
                                 Post Office Box 1029
                                 Fitzgerald, GA  31750

or to such other address or facsimile number as the parties hereto shall have last designated by notice to the other party. Any notice given by personal delivery or mail shall be deemed to have been delivered on the date of receipt of such delivery at such address; and any notice given by facsimile transmission shall be deemed to have been delivered on the date of transmission if received during business hours on a business day, or the next business day after transmission if received after business hours on a business day or at any time on a nonbusiness day.

     8.   Failure to Enforce Not a Waiver. The failure of the Company or Grantee
          -------------------------------
to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provisions or of any other provision hereof.

     9.   Entire Agreement; Amendments. This document sets forth the entire
          ----------------------------
agreement between the parties with respect to the subject matter hereof, and it supersedes any prior discussions or written documents addressing such subject matter. This Agreement may be amended or modified only by an instrument in writing signed by Grantee and an authorized representative of the Company.

     10.  Governing Law. This Agreement has been entered into, and shall be
          -------------
governed by and construed according to the laws of the State of Georgia, without regard to the conflicts of law rules thereof.

     11.  Successors and Assigns. This Agreement shall inure to the benefit of,
          ----------------------
and be binding on, the successors and assigns of the Company, and such persons as may be permitted to succeed to the rights of Grantee hereunder with respect to the Shares.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    COLONY BANKCORP, INC.



                                    By: /s/ James D. Minix, President
                                        --------------------------------------
                                        James D. Minix, President
                                        Grantor

                                        /s/ Walter Patten
                                        ---------------------------------------
                                        Walter Patten
                                        Grantee